UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016

RealD Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34818	77-0620426

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA	90210

(Address of Principal Executive Offices)	(Zip code)

(310) 385-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Credit and Guaranty Agreement

Pursuant to the Agreement and Plan of Merger, dated as of November 8, 2015 (the “Merger Agreement”), by and among Rhombus Cinema Holdings, LP (formerly Rhombus Cinema Holdings, LLC), a Delaware limited partnership (“Purchaser”), Rhombus Merger Sub, Inc., a Delaware corporation and indirect, wholly owned subsidiary of Purchaser (“Merger Sub”), and RealD Inc., a Delaware corporation (the “Company”), on March 22, 2016 (the “Closing Date”), Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as an indirect, wholly owned subsidiary of Purchaser.

In connection with the closing of the Merger, on March 22, 2016, the Company repaid all amounts outstanding under its existing senior secured credit facility with City National Bank, as administrative agent, and certain other financial institutions (the “Existing Credit Facility”) and terminated the Existing Credit Facility.

On March 22, 2016, in connection with the closing of the Merger, the Company entered into a credit and guaranty agreement (the “Credit Agreement”) with Highbridge Principal Strategies, LLC, as administrative agent and collateral agent and certain other financial institutions. The Credit Agreement consists of a $330.0 million term loan facility that matures March 22, 2021. Certain subsidiaries and parent entities of the Company guarantee the obligations of the Company under the Credit Agreement. All obligations under the Credit Agreement and the related guarantees are secured by a perfected first priority lien or security interest in substantially all of the Company and the guarantors’ assets.

The loans under the Credit Agreement bear interest, at the option of the Company, at either (a) a base rate based on the highest of (i) the “U.S. Prime Lending Rate” as published in The Wall Street Journal, (ii) the Federal Funds Effective Rate plus 0.50% and (iii) the sum of (A) the one (1) month LIBOR rate plus (B) 1.00% per annum (subject to a floor of 2.00%), plus 6.50%, or (b) a LIBOR-based rate (subject to a floor of 1.00%) plus 7.50%.

The loans are subject to customary representations, warranties and ongoing affirmative and negative covenants and events of default. The negative covenants include, among other things, limitations on indebtedness, liens, asset sales, mergers and acquisitions, investments, transactions with affiliates, dividends and other restricted payments and sale and leaseback transactions of the Company or any of its subsidiaries. The Credit Agreement also requires the Company to maintain a maximum leverage ratio.

Management Services Agreement

On March 22, 2016, in connection with the closing of the Merger, the Company entered into a separate management services agreement with an affiliate of Rizvi Traverse Management, LLC pursuant to which such affiliate will be entitled to receive a periodic fee in consideration of services to be provided to the Company in connection with the Merger and thereafter.

Item 1.02. Termination of a Material Definitive Agreement

The information in Item 1.01 of this current report under the heading “Credit and Guaranty Agreement” is incorporated by reference in this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information in Item 1.01 of this Current Report on Form 8-K under the heading and “Credit and Guaranty Agreement” is incorporated by reference in this Item 2.03.

Forward-looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this document, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to satisfy the proposed merger’s closing conditions. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2015 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALD INC.

Date: March 23, 2016	By:	/s/ Vivian Yang
		Name:	Vivian Yang

		Title:	Executive Vice President and General Counsel